UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2024

THE J. M. SMUCKER COMPANY
(Exact name of registrant as specified in charter)

Ohio	001-05111	34-0538550
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

One Strawberry Lane
Orrville,	Ohio	44667-0280
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable
(Former name or former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares, no par value	SJM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 17, 2024, The J. M. Smucker Company (the “Company”) announced the early results of its previously announced cash tender offers (each, an “Offer” and collectively, the “Offers”) for its validly tendered (and not validly withdrawn) notes (the “Notes”) set forth in its Offer to Purchase, dated December 3, 2024 (the “Offer to Purchase”) using a “waterfall” methodology under which the Company will accept the Notes in order of their respective acceptance priority levels noted in the Offer to Purchase (the “Acceptance Priority Levels”). The Company announced that $122,481,000 aggregate principal amount of its 2.750% Senior Notes due 2041 (which have an Acceptance Priority Level of 1), $138,766,000 aggregate principal amount of its 3.550% Senior Notes due 2050 (which have an Acceptance Priority Level of 2) and $194,109,000 aggregate principal amount of its 2.125% Senior Notes due 2032 (which have an Acceptance Priority Level of 3) were validly tendered and not validly withdrawn as of 5:00 p.m., New York City time, on December 16, 2024 (the “Early Tender Time”). The Company announced that it does not expect to accept for purchase any of its 4.375% Senior Notes due 2045 (which have an Acceptance Priority Level of 4) or its 5.900% Senior Notes due 2028 (which have an Acceptance Priority Level of 5). Withdrawal rights for the Offers expired at 5:00 p.m., New York City time, on December 16, 2024, and, accordingly, any Notes that were validly tendered in the Offers may no longer be withdrawn except where additional withdrawal rights are required by law.

The Company announced on December 17, 2024 the pricing terms of the Offers. Accordingly, on or about December 19, 2024, the Company intends to accept for purchase pursuant to the Offers the full amount of the 2.750% Senior Notes due 2041, the full amount of the 3.550% Senior Notes due 2050 and a portion of the 2.125% Senior Notes due 2032 validly tendered and not validly withdrawn at or prior to the Early Tender Time on a prorated basis as described in the Offer to Purchase, using a proration factor of approximately 69.9%, so that the aggregate purchase price, not including accrued and unpaid interest, does not exceed $300 million (the “Offer Cap”). The 4.375% Senior Notes due 2045 and the 5.900% Senior Notes due 2028 will not be accepted for purchase.

Although the Offers are scheduled to expire at 5:00 p.m., New York City time, on January 2, 2025, unless extended or terminated, because the aggregate purchase price of Notes validly tendered (and not validly withdrawn) prior to or at the Early Tender Time exceeded the Offer Cap, there will be no Final Settlement Date (as defined in the Offer to Purchase), and no Notes tendered after the Early Tender Time will be accepted for purchase.

The Company intends to pay the purchase price for, and accrued and unpaid interest on, the Notes validly tendered (and not validly withdrawn) and accepted for purchase in the Offers with cash on hand and from the Company’s commercial paper program.

A copy of each of the press releases announcing the early tender results and the pricing terms of the Offers is attached hereto as Exhibits 99.1 and 99.2, respectively, and the information set forth therein is incorporated herein by reference.

The information in this Form 8-K filed pursuant to Item 8.01 is neither an offer to purchase nor a solicitation of an offer to sell securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release, dated December 17, 2024 (early tender results).
99.2	Press Release, dated December 17, 2024 (pricing).
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

By:	/s/ Jeannette L. Knudsen
Name: Jeannette L. Knudsen
Title: Chief Legal Officer and Secretary

Date: December 17, 2024

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